November 2, 2016

Re: 2016 Indiana Member Director and District-Wide Independent Director Election Results

Dear FHLBI Shareholder:

The Federal Home Loan Bank of Indianapolis is pleased to announce the results of the 2016 Indiana member director election. The new directors’ terms will begin on January 1, 2017, and end on December 31, 2020.

Indiana - Two Member Directors

Number of members eligible to vote	176
Number of members casting votes	105
Total eligible votes for each directorship	2,150,921

Member Director Candidates	City, State	Term Ends	Votes Received
Michael R. Barker Director Centier Bank	Merrillville, IN		242,736
Bradford N. Barkley Senior Vice President / Director BloomBank	Bloomfield, IN		181,378
Ronald Brown General Counsel United Fidelity Bank, FSB	Evansville, IN		91,065
Priscilla Dearmin-Turner Chairman of the Board The First National Bank of Odon	Odon, IN		189,774

Member Director Candidates	City, State	Term Ends	Votes Received
*Karen F. Gregerson President & CEO The Farmers Bank	Frankfort, IN	December 31, 2020	864,156
Thea E. Kelly Director Teachers Credit Union	South Bend, IN		197,677
William F. Stevens Director Financial Center First Credit Union	Indianapolis, IN		105,621
*Ryan M. Warner President & CEO Bippus State Bank	Huntington, IN	December 31, 2020	682,881

*Elected

The Federal Home Loan Bank of Indianapolis is pleased to announce the results of the 2016 district-wide election of three independent directors. The independent directors’ terms will also begin on January 1, 2017, and end on December 31, 2020.

Independent Director District-Wide Election - Three Directors

Number of Indiana members eligible to vote	176
Number of Michigan members eligible to vote	221
Total members eligible to vote	397
Number of Indiana members casting votes	74
Number of Michigan members casting votes	69
Total members casting votes	143
Total eligible votes for each directorship	4,246,552

Independent Director Candidate	City, State	Term Ends	Votes Received
*Jonathan P. Bradford President Development and Construction Resources, LLC	Grand Rapids, MI	December 31, 2020 (Public Interest Directorship)	1,659,609
*Carl E. Liedholm Professor of Economics Michigan State University	East Lansing, MI	December 31, 2020	1,562,541
*Charlotte C. Decker Chief Information Technology Officer UAW Retiree Medical Benefits Trust	Detroit, MI	December 31, 2020	1,553,359
*Elected

Thank you for participating in this year's election process. Your contribution ensures sound representation on our Board of Directors for the mutual benefit of the Bank and all of the shareholders it serves.

Sincerely,

Michael D. Zaradich
Corporate Secretary